GreeneStone Signs Definitive Agreement to Acquire Seastone of Delray, a Florida Limited Liability Company

TORONTO, ONTARIO – May 23, 2016 – GreeneStone Healthcare Corporation (OTCQB: GRST) (“GreeneStone” “GRST” or the “Company”), a provider of healthcare services including addiction and mental health, has agreed to acquire all of the assets of Seastone of Delray, LLC (“Seastone”). Seastone is a 32 bed facility operating a "Florida Model" addiction treatment program for men. The facility is Joint Commission Accredited and makes extensive use of the "Helping Men Recover" program designed by Dan Griffen which has a focus on trauma. The assets include all of the real estate used in the operation of the facility, consisting of a ten unit condominium complex and a two story commercial office building.

The purchase price for the assets is $6,150,000 and is being funded by a Purchase Money First Mortgage of $3,000,000 at 5% interest per annum payable in equal principal and interest payments of $15,000 per month for three years, and $3,150,000 in cash. The purchase agreement is subject to a thirty day due diligence period. Once the Company is satisfied with the due diligence it will enter into a management agreement to operate the vendor company until such time as a transfer of the license and the accreditation is completed. The transaction is anticipated to close on or before September 15, 2016, once the transfer is completed.

Mr. Shawn Leon, President and C.E.O of the Company said, "We are very pleased that the owners of Seastone have chosen GreeneStone to be the guardians of the very special facility and program they have created. We expect to be able to keep the program intact and enhance and expand the program offerings with the skills and knowledge of the GreeneStone team especially in the area of mental health support. Additionally, we will add marketing and management support that will help to grow the Seastone program and the operations of the overall Company.

Mr. Leon added, "We are very pleased we were able to by-pass the traditional LOI process in this case and proceed straight to definitive agreements. We believe our expansion into the United States presents a great opportunity to grow our Company."

About GreeneStone Healthcare Corporation

GreeneStone Healthcare Corporation (OTCQB: GRST) operates an addiction treatment center in Ontario, Canada. GreeneStone’s clinic adds overflow capacity to an increasingly stretched provincial healthcare system, and provide private alternatives to publicly available healthcare services. The Company currently has more than 30 employees and is based in Toronto, Ontario. For more information you can visit our website at www.greenestone.net.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For information please contact:

GreeneStone Healthcare Corporation

416-222-5501

information@greenestone.net

Seastone of Delray, LLC

www.seastoneofdelray.com